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Exhibit 10.15

Service Agreement
(1) JAMDAT Mobile (UK) Ltd.; (2) JAMDAT Mobile Inc.; and (3) Juan Montes

Dated as of 22 May 2003

Osborne Clarke

Bristol Office

2 Temple Back East, Temple Quay, Bristol BS1 6EG
Telephone 0117 917 3000 Facsimile 0117 917 3005

 London Office

Hillgate House, 26 Old Bailey, London EC4M 7HW
Telephone 020 7809 1000 Facsimile 020 7809 1005

 Thames Valley Office

Apex Plaza, Forbury Road, Reading RG1 1AX
Telephone 0118 925 2000 Facsimile 0118 925 0038

 Web site: www.osborneclarke.com

Contents

1.	Definitions and interpretation	1
2.	Appointment	5
3.	Term	5
4.	Duties of the Executive	5
5.	Hours of work	6
6.	Principal place of work	6
7.	Salary and Bonus	6
8.	Expenses	7
9.	Benefits	7
10.	Holidays	7
11.	Sickness or injury	8
12.	Termination of and suspension from Employment	9
13.	Obligations during Employment	11
14.	Obligations after Employment	13
15.	Disciplinary and Grievance procedure	14
16.	Collective Agreements	14
17.	Deductions	14
18.	Entire Agreement	14
19.	Third Parties	14
20.	Data Protection	15
21.	Releases and waivers.	15
22.	Notices	15
23.	Governing law and jurisdiction	15

i

This Agreement is made as of the 22nd day of May, 2003

Between:

(1)
JAMDAT Mobile (UK) Ltd., whose registered office is at 25 Vicarage Hill, Farnham, Surrey GU9 8HL England ("the Company");

(2)
JAMDAT Mobile Inc., whose registered office is at 3415 S. Sepulveda Boulevard, Suite 500, Los Angeles, CA 90034 ("the Parent"); and

(3)
Juan Montes of 25 Vicarage Hill, Farnham, Surrey GU9 8HL England ("the Executive").

It is agreed as follows:

1.
Definitions and interpretation

1.1
In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

"Agreement"	this Agreement (including any schedule or annexure to it and any document referred to in it or in agreed form);
"Board"	the board of directors of the Company from time to time and includes any committee of the Board duly appointed by it;
"Businesses"
Publishing of wireless entertainment and any trade or other commercial activity which is carried on by the Company or any Group Company, or which the Company or any Group Company shall have determined to carry on with a view to profit in the immediate or foreseeable future;
"CEO"	any person holding office as chief executive officer of the Parent from time to time;
"Company Invention"	any improvement, invention or discovery made by the Executive which in accordance with Section 39, Patents Act 1977 is the property of the Company;

"Confidential Information"
any trade secrets or other information which is confidential, commercially sensitive and is not in the public domain relating or belonging to the Company or any Group Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company or any Group Company, lists or details of clients, potential clients or suppliers or the arrangements made with any client or supplier and any information in respect of which the Company or any Group Company owes an obligation of confidentiality to any third party;
"Customer"	any person:
(a) with whom or which the Executive has dealt or of whom or of which he has knowledge by virtue of his Duties in the 6 months preceding the Termination Date; and
(b) either:
(i)
who or which shall at the Termination Date be negotiating with the Company or any Group Company for the supply of any Restricted Products or Restricted Proposed Products or the provision of any Restricted Services or Restricted Proposed Services; or
(ii) to whom or which the Company or any Group Company shall at any time during the period of 6 months prior to the Termination Date have supplied any Restricted Products or Restricted Services;
"Duties"	the duties of the Executive as set out in clause 4;
"Employment"	the period of the Executive's employment under this Agreement which for the purposes of this Agreement shall be deemed to include any period of garden leave imposed under sub-clause 12.6;
"Group Companies"
the Company, its subsidiaries or subsidiary undertakings, any holding company or parent undertaking (including the Parent) and any subsidiary or subsidiary undertaking of any holding company or parent undertaking and "Group Company" means any of them;

"Material Interest"	(a) the holding of any position (whether employed or engaged) or provision of services as director, officer, employee, consultant, adviser, partner, principal, agent or volunteer;
(b)
the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Exchange; or
(c) the direct or indirect provision of any financial assistance;
"Recognised Exchange"	means a Recognised Investment Exchange as defined in Section 285, Financial Services and Markets Act 2000 or any comparable exchange or market;
"Restricted Products"
any products of a kind which have been dealt in, produced, marketed or sold by the Company or any Group Company in the ordinary course of the Businesses at any time during the 12 months preceding the Termination Date and in respect of which or the marketing of which the Executive's Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses Confidential Information at the Termination Date;
"Restricted Proposed Products"
any products which are, at the Termination Date, proposed to be dealt in, produced, marketed or sold by the Company or any Group Company at any time during the 6 months following the Termination Date and in respect of which or the marketing of which the Executive's Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses Confidential Information at the Termination Date.
"Restricted Proposed Services"
any services which are, at the Termination Date, proposed to be provided by the Company or any Group Company at any time during the 6 months following the Termination Date and in respect of which or the marketing of which the Executive's Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses Confidential Information at the Termination Date;

"Restricted Services"
any services of a kind which have been provided by the Company or any Group Company in the ordinary course of the Businesses at any time during the 12 months preceding the Termination Date and in respect of which or the marketing of which the Executive's Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses Confidential Information at the Termination Date;
"Restricted Shareholding"
the direct or indirect control or ownership (whether jointly or alone) of shares in a company which, together with shares held by any person acting in concert with him carry 25% or more of the voting rights of that company;
"Restricted Supplies"
any goods or services supplied to the Company or any Group Company on terms which as to the nature of the supplies and/or the terms of supply are unique to the relationship between the supplier and the relevant Group Company and in respect of which or the marketing of which the Executive's Duties were directly concerned or for which the Executive was responsible during such period or in relation to which the Executive possesses Confidential Information at the Termination Date;
"Supplier"
any person with whom the Executive has dealt or of whom or of which the Executive has knowledge by virtue of the Duties in the 12 months preceding the Termination Date and who has during that period the period of 12 months preceding the Termination Date provided Restricted Supplies to the Company or any Group Company; and.
"Termination Date"	the date on which the Employment terminates.
1.2
In this Agreement, unless the context otherwise requires:

(a)
words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)
a reference to a statute or statutory provision includes:

(i)
any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it; and

(ii)
any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it;

(c)
a reference to:

(i)
a "person" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);

(ii)
clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

(d)
the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement; and

  (e)
  except where otherwise stated, words and phrases defined in the City Code on Take-overs and Mergers or in the Companies Act 1985 have the same meaning in this Agreement.

2.
Appointment

2.1
The Company appoints the Executive and the Executive agrees to serve as the Managing Director of the Company on the terms set out in this Agreement.

2.2
The Executive warrants that the Executive is free to enter into this Agreement and is not bound by, nor subject to any court order, arrangement, obligation, restriction or undertaking (contractual or otherwise) which prohibits or restricts the Executive from entering into this Agreement or performing the Duties.

2.3
Without prejudice to the generality of sub-clause (b) the Executive warrants that the Executive has not retained anything containing any confidential information of a prior employer or other third party, whether or not created by the Executive.

3.
Term

3.1
The Employment shall commence as of the date hereof and, unless terminated in accordance with clause 12, shall continue until terminated by the Company or the Parent giving to the Executive not less than three (3) months' prior written notice or by the Executive giving to the Company and the Parent not less than three (3) months' prior written notice.

3.2
No previous employment shall count as part of the Executive's continuous period of employment.

4.
Duties of the Executive

4.1
The Executive shall carry out such duties as may attach to the Executive's office or be assigned to or vested in the Executive by the Board from time to time (commensurate with his position) and exercise the powers consistent with such duties. Such duties to include responsibility for the Company's publishing business in Europe, including, without limitation: carrier distribution and ongoing carrier management matters; ancillary distribution; handset manufacturer relationships; trade and consumer marketing; and brand/IP licensing.

4.2
At all times during the Employment (subject to any restrictions on the Executive's conduct imposed pursuant to sub-clause 12.6) the Executive shall:

(a)
unless prevented by ill health and except during holidays taken in accordance with this Agreement, devote the whole of the Executive's working time and attention to the Employment;

(b)
perform the Duties faithfully and diligently;

(c)
obey all lawful and reasonable directions of the Board, observe such restrictions or limitations as may from time to time be imposed by the Board upon the Executive's performance of the Duties and implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;

(d)
use best endeavours to promote the interests of the Company and the Group Companies and shall not do or willingly permit to be done anything which is harmful to those interests; and

(e)
keep the CEO fully informed (in writing if so requested) of the Executive's conduct of the business or affairs of the Company and provide such explanations as the CEO may require.

4.3
The Executive shall (without further remuneration and in addition to the Executive's duties to the Company) if and for so long as the Company requires during the Employment:

(a)
carry out any duties assigned to the Executive in relation to any Group Company; and

  (b)
  act as an officer of any Group Company or hold any other appointment or office as nominee or representative of any Group Company;

    in each case as if they were to be performed or held by the Executive for or in relation to the Company.

5.
Hours of work

5.1
The Executive shall work such hours as may be necessary for the proper discharge of the Duties. The Executive shall not be entitled to receive any additional remuneration for work outside normal business hours. The Executive agrees that the Employment falls within Regulation 20 of the Working Time Regulations 1998.

5.2
The Executive acknowledges that he may be required to work in excess of an average of 48 hours in any one period of 7 calendar days if so requested by the Company and consents to do so. The Executive may withdraw such consent by giving not less than 3 months' prior notice in writing to the Company of such withdrawal.

6.
Principal place of work

6.1
The Executive's principal place of work shall initially be at his home until such time as the Company decides where in the UK to take official premises. Accordingly, the Company reserves the right to change the Executive's principal place of work to any other location within the UK on giving reasonable prior notice to the Executive.

6.2
If the Company changes the Executive's principal place of work such that the Executive is not, in the opinion of the Board, reasonably able to commute from the Executive's principal residence, the Company shall give the Executive such financial assistance in relation to the relocation of the Executive's residence as it shall in its absolute discretion deem fair and reasonable in the circumstances.

6.3
The Executive shall travel to and work on a temporary basis from such locations within the UK and abroad (including the USA and Europe) as the Board may reasonably require for the performance of his Duties.

6.4
There is no current requirement, as at the date of this Agreement, for the Executive to work outside the United Kingdom for any consecutive period of one month or more.

7.
Salary; Options and Bonus

7.1
During the Employment the Company shall pay to the Executive a basic salary at the rate of £125,000 per annum. The basic salary shall accrue from day to day, and be payable by equal monthly instalments in arrears on or about the last business day of each month.

7.2
The Executive's basic salary shall be reviewed annually by the Company on the anniversary of the Agreement. Any increase in the Executive's basic salary consequent upon such review will be effective from the effective date specified by CEO.

7.3
During the Employment the Company shall pay to the Executive an automobile allowance at the rate of £10,000 per annum. The automobile allowance shall accrue from day to day, and be payable by equal monthly instalments in arrears on or about the last business day of each month.

7.4
The Executive shall be granted options to purchase 100,000 shares of restricted common stock of the Parent in accordance with the terms and conditions of the Enterprise Management Incentive Stock Option Agreement dated of even date herewith by and between the Executive and the Parent, a copy of which is annexed hereto as Exhibit A.

7.5
The Executive will be eligible to participate in an annual cash bonus plan (the "Bonus Plan") the terms and conditions of which shall be established by the Company in writing for each applicable year.

7.6
The Executive will be entitled to participate in a sale bonus plan in accordance with the terms of a separate Sale Bonus Agreement dated of even date herewith between and among the Executive, the Parent and the Company, a copy of which is annexed hereto as Exhibit B.

8.
Expenses

8.1
The Company shall reimburse to the Executive all expenses reasonably and properly incurred by the Executive in the performance of the Duties subject to the Company's stated expense reimbursement policies and the production of such receipts or other evidence of expenditure as the Company may reasonably require.

8.2
Any credit card or charge card supplied to the Executive by the Company shall be used solely for expenses incurred by the Executive in carrying out the Duties. Any such card must be returned by the Executive to the Company immediately upon the Company's request.

9.
Benefits

9.1
Pension scheme

(a)
During the continuance of his employment the Executive will be entitled to pension benefits on terms to be agreed between the Executive and the Company.

(b)
No contracting-out certificate pursuant to the Pension Schemes Act 1993 is in force in respect of the Employment.

9.2
Subject to sub-clause 12.4(a), the Executive shall be eligible to participate in such of the following insurance schemes as the Company may operate from time to time, subject always to the rules of the relevant scheme:

(a)
permanent health insurance scheme providing long term disability cover for the Executive;

(b)
private medical expenses insurance scheme providing cover for the Executive; and

(c)
death in service insurance scheme providing life insurance cover equivalent to two (2) times the Executive's basic salary.

  The Company's insurance schemes shall be instituted by the mutual agreement of the Executive, the Company and the Parent; provided that such schemes shall in no event be more favourable than the corresponding insurance schemes provided to the senior executives of the Parent, except as required by law. The Company shall pay all premiums in respect of the schemes and may, in its absolute discretion, withdraw such schemes or vary their terms and details from time to time

9.3
Any other benefit provided to the Executive shall, unless otherwise agreed in writing, be at the discretion of the Company which may, at any time, withdraw or vary the terms of such benefit as it sees fit.

10.
Holidays

10.1
The Company's holiday year runs from 1 January to 31 December.

10.2
In addition to public or bank holidays, the Executive is entitled to 20 working days' paid holiday ("Working Days Holiday") in each holiday year, to be taken at such time or times as are agreed with the CEO.

10.3
The Executive may not, without the consent of the CEO carry forward any unused part of the Working Days Holiday entitlement to a subsequent holiday year. Except on termination of employment, no payment will be made in lieu of any unused Working Days Holiday entitlement.

10.4
For the holiday year during which the Employment commences or terminates, the Executive's entitlement to Working Days Holiday accrues on a pro rata basis for each complete month of the Employment during that holiday year.

10.5
On termination of the Employment the Executive shall be entitled to pay in lieu of any outstanding Working Days Holiday entitlement and shall be required to repay to the Company any salary received for Working Days Holiday taken in excess of his actual entitlement. The basis for calculating the payment and repayment shall be 1/260 of the Executive's annual basic salary excluding bonus for each day. For the purposes of the calculation of the payment and repayment the amount of the Executive's outstanding or overtaken Working Days Holiday entitlement shall be grossed up as appropriate to the nearest half day to take account of any non working days falling within the Executive's normal working week.

10.6
The Company may require the Executive to take any outstanding accrued Working Days' Holiday during a period of notice of termination of the Employment.

11.
Sickness or injury

11.1
If unable to perform the Duties due to sickness or injury the Executive shall report this fact as soon as possible on the first working day of incapacity to the CEO, and provide, so far as practicable, an expected date of return to work.

11.2
To be eligible for sick pay under sub-clause 11.3, the Executive must supply the Company with such certification of sickness or injury as the Company may require.

11.3
If the Executive shall be absent due to sickness or injury duly certified in accordance with the Company's requirements the Executive shall be paid full basic salary for up to four (4) weeks' absence in any period of 12 consecutive months and after that, subject to sub-clause 11.4, such remuneration, if any, as the Board shall determine from time to time.

11.4
Any remuneration paid under sub-clause 11.3 shall be inclusive of any Statutory Sick Pay to which the Executive is entitled or other benefits recoverable by the Executive (whether or not recovered) which may be deducted from it.

11.5
Any outstanding or prospective entitlement to Company sick pay in accordance with sub-clause 11.3, private medical insurance benefits or permanent health insurance benefits shall not prevent the Company from exercising its right to terminate the Employment in accordance with sub-clause 12.4 nor shall the Company be liable to compensate the Executive in respect of any such pay or benefit.

11.6
If at any time during the Employment, in the reasonable opinion of the Board, the Executive is unable to perform all or part of the Duties because of sickness or injury then the Executive shall, at the request and expense of the Company:

(a)
consent to an examination by a doctor to be selected by the Company and approved by the Executive; and

(b)
authorise this doctor to disclose to and discuss with the Company's medical adviser, or other nominated officer of the Company, the results of or any matter arising out of this examination.

11.7
The Company shall be entitled to rely on the reasonable opinion of any doctor engaged by the Company to examine the Executive under sub-clause 11.7 as to the Executive's fitness for work.

  The Executive shall not be entitled to attend for work at any time when such doctor considers him to be unfit for work and shall not be entitled to receive any remuneration in excess of any sick pay to which he remains entitled under sub-clause 11.3 during any such period.

12.
Termination of and Suspension from Employment

12.1
Immediate Dismissal

  The Company may by written notice terminate the Employment without notice or pay in lieu of notice if the Executive:

  (a)
  commits a material breach of the terms and conditions of this Agreement whether or not amounting to gross misconduct or other conduct which would entitle the Company to terminate the Employment in accordance with any sub-clause of this clause 12;

  (b)
  repeats or continues after a written warning any non material breach of the terms and conditions of this agreement, including any failure to carry out the Duties efficiently, diligently or competently;

  (c)
  commits any act of gross misconduct or is guilty of any conduct which may in the reasonable opinion of the Board, bring the Company or any Group Company into disrepute or is calculated or likely prejudicially to affect the interests of the Company or any Group Company, whether or not the conduct occurs during or in the context of the Employment;

  (d)
  is convicted of any criminal offence punishable with 6 months' or more imprisonment (other than an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended);

  (e)
  commits any act of dishonesty relating to the Company or any Group Company, any of its employees or otherwise;

  (f)
  becomes prohibited by law from being a director, is removed from office pursuant to the Company's articles of association, unless the removal is caused by sickness or injury or, except at the request of the Company or pursuant to sub-clause 12.7, resigns as a director;

  (g)
  becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983 so that in the opinion of the Board he is unable to perform the Duties; or

  (h)
  becomes bankrupt or makes any arrangement or composition with his creditors generally.

12.2
Retirement

  The Employment shall automatically terminate when the Executive reaches the age of 65.

12.3
Suspension

  In order to investigate a complaint against the Executive of misconduct the Company may suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold any appropriate disciplinary hearing.

12.4
Dismissal due to ill-health
(a)
Notwithstanding sub-clause 11.3 if the Executive is incapable of performing the Duties due to sickness or injury for a period or periods aggregating at least 3 months in any period of 12 months the Company may, by not less than 3 months' prior written notice given at any time whilst such incapacity continues, terminate the Employment.

(b)
Upon termination of the Employment under this sub-clause the Executive shall cease to be entitled to any payment under sub-clause 11.3 or any other provision of this Agreement.

12.5
Pay in lieu

  On serving notice for any reason to terminate the Employment or at any time during the currency of the notice the Company may elect (but shall not be obliged) to terminate the Employment with immediate effect by notifying the Executive in writing that the Employment is being terminated pursuant to this clause and undertaking to pay to the Executive a sum equivalent to the Executive's basic salary for the unexpired portion of the Executive's contractual notice entitlement. The Company will pay the salary due and payable under this sub-clause (subject to deduction of tax and national insurance contributions at source).

12.6
Garden Leave

(a)
After notice to terminate the Employment has been given by the Executive or the Company, the Board may for all or part of the duration of the notice period in its absolute discretion require the Executive:

(i)
to perform only such duties (including without limitation research projects) as it may allocate to the Executive;

(ii)
not to perform any of the Duties;

(iii)
not to have any contact (other than social contact) with clients of the Company or any Group Company;

(iv)
not to have any contact with such employees or suppliers of the Company or any Group Company as the Board shall determine;

(v)
to disclose to the Board any attempted contact (other than social contact) with him made by any client, employee or supplier with whom the Executive has been required to have no contact pursuant to this sub-clause;

(vi)
to take any accrued holiday entitlement;

(vii)
not to enter any premises of the Company or any Group Company nor to visit the premises of any of the Company's or any Group Company's suppliers or customers;

  provided always that throughout the period of any such action and subject to the other provisions of this Agreement the Executive's salary and contractual benefits shall not cease to accrue or be paid.

  (b)
  The Executive acknowledges that such action taken on the part of the Company shall not constitute a breach of this Agreement of any kind whatsoever nor shall the Executive have any claim against the Company in respect of any such action.

  (c)
  During any period of garden leave imposed pursuant to this clause 12.6 the Executive shall owe a duty of the utmost good faith to the Company and any Group Company and must not work for any other person or on his own account and shall remain readily contactable and available to work for the Company or any Group Company. Should the Executive work for any other person or on his own account or fail to be available for work at any time having been requested by the Company to do so, the Executive's right to salary and contractual benefits in respect of such period of non-availability shall be forfeit notwithstanding any other provision of this Agreement.

12.7
Effect of Termination

(a)
On the Termination Date or (if earlier) at any time after notice is given by the Company or the Executive to terminate the Employment, the Executive shall, at the request of the Board:

(i)
resign (without prejudice to any claims which he may have against the Company or any Group Company arising out of the Employment or its termination) from all and any offices which he may hold as a director of the Company or any Group Company and from all other appointments or offices which he holds as nominee or representative of the Company or any Group Company; and

    (ii)
    transfer without payment to the Company or as the Company may direct any shares held by him for the purposes only of fulfilling any requirement in the Company's articles of association that a director holds shares in the Company and any shares in the Company held by him on trust for the Company or any Group Company.

  (b)
  If the Executive should fail to comply with any obligation under sub-clause (a) within 7 days of the Company's request, the Company is irrevocably authorised to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to effect such resignation(s) and/or transfer(s).

13.
Obligations during Employment

13.1
Inventions

(a)
The Executive shall promptly disclose to the Company and the Parent full details including, without limitation, any and all computer programs, photographs, plans, records, drawings and models, of any know-how, technique, process, improvement, invention or discovery (whether patentable or not) which the Executive (whether alone or with any other person) makes, conceives, creates, develops, writes, devises or acquires at any time during the Employment which relates directly or indirectly, to the Businesses; and/or

(b)
matters outside the businesses.

(c)
Irrespective of whether it has been disclosed to the Company or the Parent if the know-how, technique, process, improvement, invention or discovery described in sub-clause (a) above is a Company Invention, the Executive shall (to the extent that it does not automatically vest in the Company by operation of law) hold it in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires) to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

(d)
If the know-how, technique, process, improvement, invention or discovery is not a Company Invention, the Company shall subject to sub-clause 13.5 treat all information disclosed to it by the Executive as confidential property of the Executive until such time as it enters the public domain, other than by a breach of this Agreement.

(e)
The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

13.2
Copyright etc

(a)
The Executive shall promptly disclose to the Company and the Parent all works including, without limitation, all copyright works or designs originated, conceived, developed, written or made by the Executive alone or with others during the Employment which relates, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights have been fully and absolutely vested in the Company.

(b)
The Executive assigns to the Company by way of present and future assignment (to the extent not already vested in the Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written, developed or made by the Executive alone or with others during the Employment which relate, or could relate, to the Businesses.

  (c)
  The Executive irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on the Executive by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Company whether by sub-clause (b) or otherwise.

  (d)
  The Executive shall, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires to vest the rights referred to in this clause in the Company) to substantiate the rights of the Company under sub-clauses (b) and (c).

13.3
Power of Attorney

  The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of sub-clause 13.1(b) and 13.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case so far as any third party is concerned.

13.4
Conflict of interest

(a)
During the Employment, the Executive shall not:

(i)
directly or indirectly disclose to any person or use other than for any legitimate purposes of the Company any Confidential Information;

(ii)
without the Board's prior written permission hold any Material Interest in any person which:

(A)
is or shall be wholly or partly in competition with any of the Businesses;

(B)
impairs or might reasonably be thought by the Company to impair the Executive's ability to act at all times in the best interests of the Company; or

(C)
requires or might reasonably be thought by the Company to require the Executive to disclose or make use of any Confidential Information in order properly to discharge the Duties to or to further the Executive's interest in that person;

(iii)
at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

(iv)
at any time make any untrue or misleading statement in relation to the Company or any Group Company;

(v)
carry out any public or private work other than the Duties (whether for profit or otherwise and whether during or outside normal working hours) except with the prior written permission of the Board; or

(vi)
directly or indirectly receive or obtain in respect of any goods or services sold or purchased or other business transacted (whether or not by the Executive) by or on behalf of the Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any Company rules or guidelines from time to time and if the Executive or any person in which the Executive holds any Material Interest shall obtain any such discount, rebate, commission or inducement, the Executive shall immediately account to the Company for the amount so received.

  (b)
  The Executive shall, at any time during the Employment or following its termination, at the request of the Company or any Group Company return to the Company or, at the relevant Group Company's request, shall destroy:

  (i)
  any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to the Company or any Group Company's business created by, in the possession of or under the control of the Executive; and

  (ii)
  any other property of the Company or any Group Company in his possession or under his control.

  (c)
  The Executive shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in sub-clause (b) (i) in any medium or form.

13.5
If in the performance of the Duties the Executive uses or (except pursuant to sub-clause 13.1(a) or 13.2(a)) discloses his own or any third party's confidential information or intellectual property or any of his own made before or after the date of this Agreement, the Executive hereby grants to the Company (to the widest extent to which the Executive is or may be capable of granting such rights) a perpetual, irrevocable, world-wide, royalty free, non exclusive right and licence (with the right to grant sub-licences) to use and exploit all such confidential information and intellectual property rights in any manner without limitation.

13.6
The parties acknowledge that, prior to the date hereof, Executive, through his wholly owned corporation, Digital Content Media Ltd., entered into a distribution agreement with Midway Games, Inc. ("Midway") pursuant to which Executive shall assist Midway in distributing certain Midway wireless content throughout certain territories in Europe. The parties agree that Executive may continue to provide services under the Midway Agreement in accordance with the terms thereof; provided that the provision of such services shall not interfere with Executive's obligation hereunder, including without limitation, his obligation under Section 5; and provided further that the Executive shall use commercially reasonable efforts to consummate a publishing or other similar agreement between Midway and the Company.

14.
Obligations after Employment

14.1
The Executive shall not directly or indirectly for the period of 6 months after the Termination Date, less any period during which the Executive remains in employment on garden leave pursuant to sub-clause 12.6, be engaged on his own account or in the capacity of employee, officer, consultant, adviser, partner, principal or agent in any business or venture which:

(a)
is or is about to be in competition with any of the Businesses with which the Executive has been concerned or involved to any material extent during the 12 months preceding the Termination Date or in relation to which the Executive at the Termination Date possesses Confidential Information;

(b)
solicit or seek to induce any Company employee to leave the employ of the Company; or

(c)
requires or might reasonably be thought by the Company to require the Executive to disclose or make use of any Confidential Information in order properly to discharge the Executive's duties to or to further the Executive's interest in that business or venture;

  provided that Section 14.1(a) shall not apply in the event the Agreement is terminated by the Company pursuant to Section 3.1 of this Agreement.

14.2
The Executive shall not directly or indirectly, whether on the Executive's own behalf or on behalf of another person, at any time after the Termination Date:

(a)
induce or seek to induce by any means involving the disclosure or use of Confidential Information of any Customer or Supplier to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the relevant Group Company;

(b)
be held out or represented by the Executive or any other person, as being in any way connected with or interested in the Company or any Group Company; or

(c)
disclose to any person, or make use of any Confidential Information.

14.3
Undertakings

  The Executive has given the undertakings contained in clause 14 to the Company as trustee for itself and for the Company and each Group Company in the business of which the Executive shall be involved or concerned to a material extent during the Employment. The Executive will at the request and cost of the Company enter into direct undertakings with the any such Group Company which correspond to the undertakings in clause 14.

14.4
Legal Advice

  The undertakings contained in clause 14 are entered into by the Company and the Executive after having been separately legally advised.

15.
Disciplinary and Grievance Procedure

15.1
There are no specific disciplinary rules or procedures applicable to the Executive. Any matters concerning the Executive's unsatisfactory conduct or performance will be addressed by the CEO. An appeal against any disciplinary decision should be made by the Executive in writing to the Board, whose decision will be final.

15.1
If the Executive has any grievance relating to his Employment (other than one relating to a disciplinary decision) he should refer such grievance to the CEO.

16.
Collective Agreements

  There are no collective agreements which affect the terms and conditions of the Executive's employment.

17.
Deductions

  The Executive consents to the deduction from any salary or other sum due from the Company to the Executive including, but not limited to, any payment on termination of employment, of all withholdings and other similar taxes required to be paid under applicable law and any sum owed by the Executive to the Company.

18.
Entire Agreement

  This Agreement sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (oral or written) in respect of the employment or engagement of the Executive by the Company. No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

19.
Third Parties

  Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

20.
Data Protection

  The Executive consents to the holding and processing by the Company or any other Group Company of personal data (including, where appropriate, sensitive personal data) relating to the Executive for the purposes of personnel or pensions administration, employee management or compliance with any laws or regulations applicable to the Company or any Group Company or its or their business.

21.
Releases and waivers.

21.1
The Company may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by the Executive without in any way prejudicing or affecting its rights in respect of any part of that liability or any other liability or right not so released, compounded, compromised, waived or postponed.

21.2
No single or partial exercise, or failure or delay in exercising any right, power or remedy by the Company shall constitute a waiver by it of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

22.
Notices

22.1
Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be hand delivered, or sent by prepaid first class post or facsimile, with a confirmatory copy sent by prepaid first class post to, in the case of the Executive, the Executive's last known residential address, in the case of the Company, the Company Secretary at the Company's registered office, or in the case of the Parent, the General Counsel at the Parent's registered office.

22.2
A notice shall be deemed to have been served:

(a)
at the time of delivery if delivered personally to a party or to the specified address;

(b)
on the second working day after posting by first class prepaid post; or

(c)
2 hours after transmission if served by facsimile on a business day prior to 3pm or in any other case at 10 am on the business day after the date of despatch.

23.
Governing law and jurisdiction

23.1
This Agreement shall be governed by and construed in accordance with English law.

23.2
Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the English courts.

In witness this Deed has been executed as of the date appearing at the head of page 1.

Executed as a Deed by Juan Montes	)
/s/ Juan Montes Juan Montes
in the presence of:	)
Signature of witness: /s/ Janel England
Name: Janel England, PHR
Address: 3415 S. Sepulveda Blvd., Suite 500, Los Angeles, CA 90034
Occupation: HR Manager
Executed as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by JAMDAT Mobile Inc.	)
acting by:	)
/s/ Mitch Lasky Mitch Lasky, CEO
/s/ Craig Gatarz Craig Gatarz, COO
Two officers of the Parent
Executed as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by JAMDAT Mobile (UK) Ltd.	)
acting by:	)
/s/ Mitch Lasky Mitch Lasky
/s/ Craig Gatarz Craig Gatarz
Two directors of the Company

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